Exhibit 10.4

ALLIANCE CAPITAL MANAGEMENT L.P.
FINANCIAL ADVISOR WEALTH ACCUMULATION PLAN

INCENTIVE AWARD AGREEMENT

THIS AGREEMENT, made as of the            day of                         , 20   , by and between Alliance Capital Management L.P., and Alliance Capital Management Holding L.P., both Delaware limited partnerships (collectively, the “Company”), and                           (the “Participant”).

Preliminary Statement

The Board of Directors of Alliance Capital Management Corporation, the general partner of the Company, has authorized this Incentive Award. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the Company and the Participant agree as follows:

1.             Incentive Award. Subject to the restrictions, terms and conditions of the Plan and this Agreement, the Company hereby awards an Incentive Award to the Participant of $                       .

2.             Vesting.

(a)           Except as set forth in subsection (b) below, the Incentive Award shall become vested and cease to be forfeitable (but shall remain subject to the other terms of this Agreement) as follows if the Participant has been continuously employed by the Company or an Affiliate until such date:

VESTING DATE	VESTED PERCENTAGE

There shall be no proportionate or partial vesting in the periods prior to the applicable vesting dates and all vesting shall occur only on the appropriate vesting date.

(b)          Notwithstanding Paragraph (a), a Participant’s Incentive Benefit shall become immediately vested and cease to be forfeitable upon the Participant’s death or Disability (as defined in the Plan) or Termination of Employment by the Company without Cause. For purposes of this Section, “Cause” shall mean a termination of employment due to the Participant’s insubordination, dishonesty, fraud, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or its Affiliates; the failure to remain licensed (to the extent required by applicable law) to perform his employment duties or the failure of the Participant to obtain all relevant licenses to perform such duties; the violation of any employment rules, policies or procedures of the Company (including internal compliance rules); an act or acts constituting a felony under the laws of the United States or any state thereof; or a violation of the federal or state securities laws.

3.             Forfeiture. If the Participant’s employment with the Company or any Affiliate is terminated for any reason, other than as described in Section 2(b) above, prior to becoming vested in accordance with Section 2(a) above, the Participant shall forfeit to the Company, without compensation, any and all unvested Incentive Benefits.

4.             Payment. The Participant may make an election using the form attached hereto to elect when and how his vested Incentive Benefits will be paid in lieu of the default payment method provided under the Plan.

5.             Post-Termination Obligations. The Participant agrees that the Plan and the Incentive Award being made thereunder are in further consideration of the Participant’s confidentiality and non-solicitation obligations, which are set forth in Paragraphs 3, 4 and 5 of the Participant’s employment agreement with Alliance Capital Management L.P. Accordingly, Participant agrees that the provisions of those Paragraphs 3, 4 and 5 are incorporated in this Agreement by reference as if fully set forth.

6.             Death. The Participant’s Beneficiary shall be the persons designated pursuant to the form attached hereto. The Participant may change his designation of beneficiary(ies) at any time prior to his death by submitting a new beneficiary form to the Company.

7.             Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of law provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ALLIANCE CAPITAL MANAGEMENT L.P.

By: Alliance Capital Management Corporation, General Partner

By	/s/ Robert H. Joseph, Jr.
SVP and CFO

Participant

ALLIANCE CAPITAL MANAGEMENT L.P.
FINANCIAL ADVISOR WEALTH ACCUMULATION PLAN

ELECTIVE DISTRIBUTION DATE & ELECTION DISTRIBUTION FORM
ELECTION FORM

The undersigned hereby elects under the Alliance Capital Management L.P. Financial Advisor Wealth Accumulation Plan (the “Plan”) as follows:

1.                                         In lieu of receiving my Incentive Benefits in accordance with Section 6.1 of the Plan, I elect to receive (or commence receiving) my vested Incentive Benefits under the Plan on the following Elective Distribution Date:

☐                                    As soon as administratively possible following my Separation of Service, as defined in the Plan.

☐                                    January 31, 20        (this date must be later than date on which the Incentive Benefits will become 100% vested under Agreement).

2.                                         In lieu of receiving my Incentive Benefits in accordance with Section 6.1 of the Plan, I elect to receive my Incentive Benefits under the Plan in the following Elective Distribution Form:

☐                                    Substantially equal annual installments paid over a period of          years (not exceeding 10 years).

☐                                    A single lump sum.

These elections, upon becoming effective, shall revoke and supersede all prior elections.

Signature of
Participant:	Date: